UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

SEAPORT GLOBAL ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41075	86-1326052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 23rd Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 616-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SGIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SGII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SGIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2023, Seaport Global Acquisition II Corp., a Delaware corporation (“SGII”), entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among SGII, Lithium Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SGII (“Merger Sub”), and American Battery Materials, Inc. (OTC Pink: BLTH), a Delaware corporation (“ABM”).

ABM is an exploration stage company focused on environmentally friendly direct lithium extraction and other minerals critical to the global energy transition.

Pursuant to the Merger Agreement, Merger Sub will merge with and into ABM, with ABM surviving the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, ABM will become a wholly-owned subsidiary of SGII, with the stockholders of ABM becoming stockholders of SGII.

Under the Merger Agreement, the stockholders of ABM will receive a number of shares of SGII common stock based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to the number of shares of SGII common stock equal to the quotient of (i) (A) $160,000,000, plus (B) Closing Date Cash, minus (C) the Closing Date Indebtedness, plus (D) the aggregate exercise price of all Company Warrants (excluding any Company Warrants that will terminate by their terms upon the Effective Time), divided by (ii) $10.00, and the denominator of which is equal to the number of outstanding shares of ABM, including shares issuable upon conversion of Company Convertible Notes (all capitalized terms in the Exchange Ratio as defined in the Merger Agreement). The holders of Specified Convertible Notes will receive a number of shares of SGII common stock determined by dividing all principal and accrued interest under such notes by the applicable conversion prices set forth in such notes. The holders of ABM options and warrants will receive SGII options and warrants equal to the number of shares of ABM Common Stock subject to the ABM options and warrants multiplied by the Exchange Ratio, at an exercise price per share equal to the exercise price of the ABM options and warrants divided by the Exchange Ratio.

In connection with the Transactions, Seaport Global SPAC II, LLC (the “Sponsor”), SGII’s sponsor from its initial public offering, agreed to enter into a lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the SGII common stock held by the Sponsor will be subject to transfer restrictions until the earlier of (i) one year from the closing of the Merger, (ii) the date on which the last sales price of SGII common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 trading days after the closing of the Merger and (iii) the date on which SGII completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of SGII’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Certain stockholders of ABM receiving shares of SGII common stock in connection with the Merger have agreed to enter into lock-up agreements (the “Stockholder Lock-Up Agreement”), pursuant to which such stockholders will be subject to the same lockup period to which the Sponsor will be subject for all shares of SGII common stock held by such persons.

The Transactions are expected to be consummated in 2023, after the required approval by the stockholders of SGII and the fulfillment of certain other conditions.

The following summaries of the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the Merger Agreement and agreements entered into in connection therewith. The Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. Capitalized terms not defined herein have the meaning given in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of ABM relating to, among other things, due organization and qualification; subsidiaries; the authorization, performance and enforceability against ABM of the Merger Agreement; absence of conflicts; the consent, approval or authorization of governmental authorities; pre-transaction capitalization; SEC reports, financial statements, Sarbanes-Oxley Act and absence of undisclosed liabilities; litigation and proceedings; compliance with laws; intellectual property matters; contracts and absence of defaults; benefit plans; labor matters; tax matters; brokers’ fees; insurance; assets and real property, including mining claims; environmental matters; absence of certain changes or events; transactions with affiliates; internal controls; permits; customers and suppliers; and statements made in the Registration Statement on Form S-4 required to be prepared in connection with the Transactions (the “Registration Statement”).

The Merger Agreement contains representations and warranties of each of SGII and Merger Sub relating to, among other things, due organization and qualification; the authorization, performance and enforceability against SGII and Merger Sub of the Merger Agreement; absence of conflicts; litigation and proceedings; the consent, approval or authorization of governmental authorities; financial ability and trust account; brokers’ fees; SEC reports, financial statements, Sarbanes-Oxley Act and absence of undisclosed liabilities; business activities and the absence of certain changes or events; statements made in the Registration Statement; no outside reliance; tax matters; capitalization; and Nasdaq listing.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to business operations prior to consummation of the Transactions and efforts to satisfy conditions to the consummation of the Transactions.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for SGII and ABM to cooperate in the preparation of the Registration Statement.

Conditions to Closing

Mutual Conditions

Consummation of the Transactions is conditioned on approval thereof by SGII’s stockholders. In addition, each party’s obligation to consummate the Merger is conditioned upon, among other things:

•	all necessary permits, approvals, clearances, and consents of or filings with regulatory authorities having been procured or made, as applicable;

•	no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, or statute, rule or regulation being in force that enjoins or prohibits the consummation of the Transactions;

•	SGII having at least $5,000,001 of net tangible assets remaining prior to the Merger after taking into account any redemptions by holders of SGII common stock that properly demand that SGII redeem their common stock for their pro rata share of the trust account prior to the closing of the Transactions;

•	the Registration Statement on Form S-4 having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), no stop order having been issued by the SEC that remains in effect with respect to the Form S-4, and no proceeding seeking such a stop order having been threatened or initiated by the SEC that remains pending;

•	the delivery by each party to the other party of a certificate with respect to (i) the truth and accuracy of such party’s representations and warranties as of execution of the Merger Agreement and as of the closing of the Transactions and (ii) the performance by such party of covenants contained in the Merger Agreement required to by complied with by such party in all material respects as of or prior to the closing;

•	approval of the Transactions by the SGII’s stockholders; and

•	approval of the Transactions by ABM’s stockholders.

ABM’s Conditions to Closing

The obligations of ABM to consummate the Merger are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of SGII and Merger Sub (subject to certain bring-down standards);

•	performance of the covenants of SGII and Merger Sub to be performed by such parties in all material respects as of or prior to the closing;

•	SGII filing an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware and adopting amended and restated bylaws, each in substantially the form as attached to the Merger Agreement;

•	the Sponsor having executed and delivered an earnout agreement with SGII and ABM in form and substance mutually satisfactory to the parties (the “Sponsor Earnout Agreement”) prior to the Registration Statement becoming effective;

•	SGII executing the Stockholders’ Agreement (as defined below);

•	SGII executing the Sponsor Lock-Up Agreement;

•	the SGII common stock to be issued pursuant to the Merger Agreement and underlying the exchanged options and warrants having been approved for listing on a national securities exchange; and

•	the Available Closing Date Cash being equal to or in excess of $20,000,000.00.

SGII’s and Merger Sub’s Conditions to Closing

The obligations of SGII and Merger Sub to consummate the Merger are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of ABM (subject to certain bring-down standards);
•	performance of the covenants of ABM to be performed by ABM in all material respects as of or prior to the closing;
•	all directors of ABM that will not continue as directors of ABM having executed and delivered to SGII letters of resignation;
•	ABM having implemented certain measures related to compliance with the Sarbanes-Oxley Act;
•	ABM having executed and delivered the Sponsor Earnout Agreement prior to the Registration Statement becoming effective;
•	certain executives of ABM each executing and delivering an employment agreement with SGII and/or ABM in form and substance mutually satisfactory to such parties;
•	certain employees of ABM each executing and delivering an earnout agreement with SGII in form and substance mutually satisfactory to such parties;
•	certain stockholders of ABM each executing and delivering a restrictive covenant agreement with SGII and ABM in form and substance mutually satisfactory to such parties;
•	certain stockholders of ABM each executing and delivering a Stockholder Lock-Up Agreement; and
•	certain stockholders of ABM executing and delivering the Stockholders’ Agreement (as defined below)

Waiver

If permitted under applicable law, SGII or ABM may waive any inaccuracies in the representations and warranties made to such party and contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Merger Agreement. However, pursuant to SGII’s existing amended and restated certificate of incorporation, the condition requiring that SGII have at least $5,000,001 of net tangible assets may not be waived.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Merger, as follows:

•	by mutual written consent of SGII and ABM;

•	by either SGII or ABM if the Transactions are not consummated on or before the later of August 19, 2023 and such later date as SGII’s stockholders may approve, provided that the terminating party shall not have been the primary cause of the failure to close by such date;

•	by either SGII or ABM if consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable order, decree or ruling of a governmental entity or a statute, rule or regulation, provided that the terminating party shall not have been the primary cause of thereof;

•	by either SGII or ABM if the other party has breached any of its representations, warranties or covenants, such that the closing conditions would not be satisfied at the closing, and has not cured such breach within 45 days of notice from the other party of its intent to terminate, provided that the terminating party is itself not in breach;

•	by SGII if the written consent of ABM’s stockholders approving the Transactions has not been obtained and delivered to SGII within seven (7) days following the execution of the Merger Agreement; and

•	by either SGII or ABM if, at the SGII shareholder meeting, the Merger Agreement shall fail to be approved by the required vote described herein (subject to any adjournment or recess of the meeting).

Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Sponsor and certain of ABM’s stockholders have entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which SGII will agree to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement. SGII also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that SGII will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. The Registration Rights Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Stockholders’ Agreement

At the closing of the Merger, the Sponsor and certain stockholders of ABM will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with SGII, pursuant to which the Sponsor will have the right to designate up to two directors for election to SGII’s board of directors for so long as it maintains ownership of a certain percentage interest in SGII.

Stockholder Support Agreement

In connection with the execution of the Merger Agreement, certain stockholders of ABM who hold a majority of the outstanding stock of ABM have entered into a support agreement pursuant to which they have agreed to vote in favor of the Transactions at a meeting called to approve the Transactions by ABM stockholders (or to act by written consent approving the Transactions).  The Stockholder Support Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor and ABM have entered into a support agreement pursuant to which it has agreed to vote in favor of the Transactions at a meeting called to approve the Transactions by SGII stockholders (or to act by written consent approving the Transactions).  The Sponsor Support Agreement is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Financing Arrangements

In connection with the execution of the Merger Agreement, SGII and ABM entered into a prepaid forward purchase agreement (“FSPA”) with (i) Meteora Special Opportunity Fund I, LP, (ii) Meteora Capital Partners, LP and (iii) Meteora Select Trading Opportunities Master, LP (collectively, "Meteora"). Pursuant to the forward purchase agreement, Meteora is expected to purchase up to 4,200,000 shares of SGII Class A common stock (“FPA Shares”) subject to a cap of 9.9% of outstanding shares on a post-Transaction basis, at a per share price no more than the price per share paid to redeeming SGII public shareholders in connection with the vote to approve the Transactions (the “redemption price”), or up to approximately US $43 million based on the current redemption price, in advance of the consummation of the Transactions. In certain circumstances, including if Meteora purchases less than 4,200,000 FPA Shares, it will be entitled to receive warrants to purchase shares of SGII common stock in an amount equal to the difference of 4,200,000 and the number of FPA Shares purchased in the market by Meteora and subject to the FSPA. The form of warrant shall be agreed upon by the parties within forty-five (45) days of the execution of the FSPA. Such warrants will be exercisable at US $10.00 per share, subject to reduction upon any Dilutive Offering Reset (as defined in the FSPA). In connection with its purchase of the FPA Shares, Meteora will waive its redemption rights in connection with the shareholder vote to approve the Transactions. Entities and funds managed by Meteora own equity interests in the Sponsor. Such waiver may reduce the number of shares of SGII Class A common stock redeemed in connection with the Transactions, which reduction could alter the perception of the potential strength of the Transactions.

Following the closing of the Transactions, an amount equal to the number of FPA Shares multiplied by the redemption price, less 1.00%, will be prepaid to Meteora. The remaining 1.00% (the “Prepayment Shortfall”) will be released to SGII at the closing of the Transactions. The FPA Shares held by Meteora and subject to the FSPA may be sold into the market by Meteora at any time following the closing of the Transactions. Meteora is entitled to sell into the market FPA Shares without any payment to SGII until the proceeds from such sales equals the Prepayment Shortfall. SGII may receive up to US $41,580,000 from the termination of all or a portion of the FSPA transaction at $10.00 per terminated FPA Share, subject to reduction upon any Dilutive Offering Reset. To the extent Meteora elects not to terminate the FSPA transaction prior to the maturity date, SGII will be entitled to receive from Meteora the number of FPA Shares not so terminated, and Meteora will be entitled to “maturity” consideration, paid in Shares or cash, subject to the terms of the FSPA. The maturity date is the third anniversary of the closing of the Transactions, subject to acceleration at the Seller’s option upon the volume weighted average price per share being at or below $5.00 per share for any 20 trading days during a 30 consecutive trading day-period and upon any delisting of SGII common stock.

The FSPA provides that Meteora is entitled to transfer and/or assign all or a portion of its rights and obligations under the FSPA to one or more third parties of its choosing. Additionally, according to the terms of the FSPA, SGII has agreed to indemnify Meteora against certain losses in connection with the FSPA and to pay certain consideration and fees, including without limitation a quarterly fee, a breakage fee and share consideration equal to 300,000 shares at the redemption price.

Note that this summary is qualified entirely by the specific terms of the forward purchase agreement as appended hereto as Exhibit 10.4.

Item 7.01 Regulation FD Disclosure.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Press Release

Attached as Exhibit 99.1 to this Report is the press release issued by the parties related to the proposed Transactions.

Important Information and Where to Find It

 In connection with the Transactions, SGII intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). SGII’s stockholders and other interested persons are advised to read, when available, the registration statement on Form S-4, which will include a proxy statement/prospectus of SGII (“the S-4”), as well as other documents filed with the SEC in connection with the Proposed Business Combination, as these materials will contain important information about ABM, SGII and the Proposed Business Combination. When available, the S-4 will be mailed to stockholders of SGII as of a record date to be established for voting on, among other things, the Proposed Business Combination. Stockholders will also be able to obtain copies of the S-4 and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

SGII and its respective directors and executive officers may be deemed participants in the solicitation of proxies from SGII’s and ABM’s stockholders in connection with the Proposed Business Combination. SGII’s and ABM’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of SGII and ABM in SGII's Annual Report on Form 10-K filed with the SEC on April 4, 2023 and ABM’s Annual Report on Form 10-K filed with the SEC on April 21, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SGII stockholders in connection with the Proposed Business Combination will be set forth in the proxy statement for the Proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will be included in the Form S-4 that SGII intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This Report includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding SGII’s Proposed Business Combination with ABM, SGII's ability to consummate the transaction, the benefits of the transaction and the combined company's future financial performance, as well as the combined company's strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of SGII and ABM and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGII or ABM. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of SGII or ABM is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to ABM; the amount of redemption requests made by SGII's stockholders; the overall level of consumer demand for lithium; general economic conditions and other factors affecting; disruption and volatility in the global currency, capital, and credit markets; ABM's ability to implement its business and growth strategy; changes in governmental regulation, ABM's exposure to litigation claims and other loss contingencies; disruptions and other impacts to ABM’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; ABM's ability to comply with environmental regulations; competitive pressures from many sources, including those, having more experience and better financing; changes in technology that adversely affect demand for lithium compounds; the impact that global climate change trends may have on ABM and its potential mining operations; any breaches of, or interruptions in, SGII's or ABM’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

More information on potential factors that could affect SGII’s or ABM's financial results is included from time to time in SGII's and ABM’s public reports filed with the SEC, including their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the S-4 that SGII plans to file with the SEC in connection with SGII’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or SGII's or ABM's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SGII nor ABM presently know, or that SGII and ABM currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SGII's and ABM's expectations, plans or forecasts of future events and views as of the date of this communication. SGII and ABM anticipate that subsequent events and developments will cause their assessments to change. However, while SGII and ABM may elect to update these forward-looking statements at some point in the future, SGII and ABM specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing SGII's or ABM's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 1, 2023, by and among Seaport Global Acquisition II Corp., Lithium Merger Sub, Inc. and American Battery Materials, Inc. *
10.1	Registration Rights Agreement, dated as of June 1, 2023 by and among Seaport Global Acquisition II Corp., Seaport Global SPAC II, LLC and certain stockholders of American Battery Materials, Inc.
10.2	Stockholder Support Agreement, dated as of June 1, 2023, by and among Seaport Global Acquisition II Corp, American Battery Materials, Inc., and certain stockholders American Battery Materials, Inc.
10.3	Sponsor Support Agreement, dated as of June 1, 2023, by and among Seaport Global Acquisition II Corp., Seaport Global SPAC II, LLC, and American Battery Materials, Inc.
10.4	OTC Equity Prepaid Forward Purchase Transaction, dated as of May 31, 2023, between Seaport Global Acquisition II Corp., American Battery Materials, Inc., Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP.
99.1	Press release dated June 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Seaport Global Acquisition II Corp. agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2023

SEAPORT GLOBAL ACQUISITION II CORP.

By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	Chief Executive Officer